Exhibit 31.2

CERTIFICATION

I, Mary Mikkelson, certify that:

1. I have reviewed this report on Form 10-Q/A of Tronox Incorporated;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/  Mary Mikkelson
Mary Mikkelson
Chief Financial Officer

May 19, 2008